Exhibit 10.7

PINNACLE FOODS INC.
2013 OMNIBUS INCENTIVE PLAN

PERFORMANCE RESTRICTED SHARE AGREEMENT
(Form 0001)

This Performance Restricted Share Agreement (the “Agreement”), effective as of the Date of Grant (as defined below), is between Pinnacle Foods Inc., a Delaware corporation (the “Company”), and the participant identified on the Signature Page hereto (the “Participant”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

RECITALS:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the performance-vesting restricted shares provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Definitions. The following terms shall have the following meanings for purposes of this Agreement:
(a)    Date of Grant: the Date of Grant set forth on the Signature Page hereto.
(b)     Employment: the term “Employment” shall mean (i) the Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or Subsidiaries, (ii) the Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates or Subsidiaries and (iii) the Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.
(c)     Performance Conditions: the performance conditions set forth in Schedule I.
(d)    Performance Period: the “Performance Period” set forth on the Signature Page hereto.
(e)    Performance Shares: the number of restricted Shares set forth on the Signature Page hereto as the “Maximum Number of Performance Shares”.
(f)    Plan: the Pinnacle Foods Inc. 2013 Omnibus Incentive Plan, as amended from time to time.

(g)    Restrictive Covenant Violation: the Participant’s breach of the Restrictive Covenants set forth in Section 6 or any covenant regarding noncompetition, nonsolicitation, noninterference, non-disparagement, confidentiality, or any similar provision, applicable to or agreed to by the Participant.
(h)    Retirement: the Participant’s termination of Employment with the Company, other than for Cause, following the date on which (i) the Participant’s age is 55 or greater, and (ii) the number of years of the Participant’s Employment and other business relationships with the Company and any predecessor company is 10 or greater.
(i)    Share: a share of Common Stock of the Company.
(j)    Termination Date: the date upon which the Participant’s Employment with the Company and its Affiliates and Subsidiaries is terminated.
2.    Grant of Performance Share Units. The Company hereby issues and grants, as of the Date of Grant, the Performance Shares to the Participant subject to and in accordance with the terms, conditions and restrictions set forth in the Plan and this Agreement.
3.    Vesting.
(a)The Performance Shares shall become vested in accordance with the schedule set forth in Schedule I attached hereto. As promptly as practicable (and, in any event, within 2.5 months) following the last day of the Performance Period, the Committee shall determine whether the Performance Conditions have been satisfied (the date of such determination, the “Determination Date”), and any Performance Shares with respect to which the Performance Conditions have been satisfied shall become vested effective as of the last day of the Performance Period. Any Performance Share which does not become vested effective as of the last day of the Performance Period shall be forfeited to the Company without consideration or any further action by the Participant or the Company.
(b)    In the event of an equity restructuring, the Committee shall adjust any Performance Condition to the extent it is affected by such restructuring in order to preserve (without enlarging) the likelihood that such Performance Condition shall be satisfied. The manner of such adjustment shall be determined by the Committee in its sole discretion. For this purpose, “equity restructuring” shall mean an “equity restructuring” as defined in Financial Accounting Standards Board Accounting Standards Codification 718-10 (formerly Statement of Financial Accounting Standards 123R).
4.    Dividends; Rights as a Stockholder. The Participant shall be the record owner of the Performance Shares until or unless such Performance Shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the Performance Shares; provided that (i) any cash or in kind dividends paid with respect to the Performance Shares shall be accumulated by the Company and shall be paid to the Participant only when, and if, such Performance Shares shall become vested pursuant to the terms of this Agreement, and (ii) the Performance Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 8 of this Agreement. For the avoidance of doubt, no dividend shall be credited or paid in respect of a Performance Share which does not vest based on the achievement of the Performance Conditions applicable to the Performance Share.
5.    Termination of Employment.
(a)    Except as expressly set forth in Schedule I, in the event that the Participant’s Employment with the Company and its Subsidiaries is terminated for any reason, any unvested Performance Shares shall be forfeited to the Company and all of the Participant’s rights hereunder with respect to such unvested Performance Shares shall cease as of the Termination Date (unless otherwise provided for by the Committee in accordance with the Plan).
(b)    The Participant’s rights with respect to the Performance Shares shall not be affected by any change in the nature of the Participant’s Employment so long as the Participant continues to be an employee of the Company or any of its Subsidiaries. Whether (and the circumstances under which) Employment has been terminated and the determination of the Termination Date for the purposes of this Agreement shall be determined by the Committee (or, with respect to any Participant who is not a director or “officer” as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended, its designee, whose good faith determination shall be final, binding and conclusive; provided, that such designee may not make any such determination with respect to the designee’s own Employment for purposes of the Performance Shares).
6.    Restrictive Covenants. To the extent that the Participant and the Company (or an Affiliate of the Company) is a party to an employment agreement with the Company containing noncompetition, nonsolicitation, noninterference, non-disparagement, or confidentiality restrictions (or two or more such restrictions), those restrictions and related enforcement provisions under such employment agreement shall govern and the following provisions of this Section 6 shall not apply.
(a)    Competitive Activity.
(i)    The Participant shall be deemed to have engaged in “Competitive Activity” if, during the period commencing on the date hereof and ending on the later of (x) the date that is 12 months after the date the Participant’s Employment with the Company and its Subsidiaries is terminated or (y) the maximum number of years of base salary the Participant is entitled to receive as severance under any agreement with, or plan or policy of the Company or an Affiliate (the “Restricted Period”), the Participant, whether on the Participant’s own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly violates any of the following prohibitions:
(A)    During the Restricted Period, the Participant will not solicit or assist in soliciting in a Competitive Business (as defined below) the business of any client or prospective client:

(1)    with whom the Participant had personal contact or dealings on behalf of the Company during the one-year period preceding the Participant’s termination of Employment;
(2)    with whom employees directly reporting to the Participant (or the Participant’s direct reports) have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Participant’s termination of Employment; or
(3)    for whom the Participant had direct or indirect responsibility during the one year immediately preceding the Participant’s termination of Employment.
(B)    During the Restricted Period, the Participant will not directly or indirectly:
(1)    engage in any business that is engaged in, or has plans to engage in, at any time during the Restricted Period, any activity that competes in the business of manufacturing and marketing food products that directly compete with the core brands of the Company as of the Termination Date (and for such purpose, a “core brand” shall be any brand generating annual revenues in an amount equal to at least 5% of the Company’s annual revenues, in the fiscal year preceding the fiscal year of such Termination Date) in any geographical area that is within 100 miles from any geographical area where the Company or its Affiliates manufactures and markets its products or services (a “Competitive Business”);
(2)    enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;
(3)    acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
(4)    interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its Affiliates and customers, clients, suppliers, partners, members or investors of the Company or its Affiliates.
(C)    Notwithstanding anything to the contrary in this Agreement, the Participant may, directly or indirectly own, solely as an investment, securities of any Person engaged in a Competitive Business which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii)

does not, directly or indirectly, own 5% or more of any class of securities of such Person.
(D)    During the Restricted Period, the Participant will not, whether on the Participant’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:
(1)    solicit or encourage any employee of the Company or its Affiliates to leave the employment of the Company or its Affiliates; or
(2)    hire any such employee who was employed by the Company or its Affiliates as of the date of the Participant’s termination of Employment with the Company or who left the employment of the Company or its Affiliates coincident with, or within 120 days (one year in the case of any such employee who reported directly to the Participant immediately preceding the Participant’s termination of Employment (or the Participant’s direct reports)) prior to or after, the termination of the Participant’s Employment with the Company.
(3)    During the Restricted Period, the Participant will not, directly or indirectly, solicit or encourage to cease to work with the Company or its Affiliates any consultant then under contract with the Company or its Affiliates, is such action would result in the Company being disadvantaged. Any solicitation or hiring, that the Participant is not personally involved in, of an employee or former employee of the Company through general advertising shall not, of itself, be a breach of this Section 6(a)(i)(D)
(ii)    It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 6 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Participant, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein
(iii)    The period of time during which the provisions of this Section 6 shall be in effect shall be extended by the length of time during which the Participant is in breach of the terms hereof as determined by any court of competent jurisdiction on the Company’s application for injunctive relief.
(b)    Confidentiality.

(i)    The Participant will not at any time (whether during or after the Participant’s Employment with the Company) (x) retain or use for the benefit, purposes or account of the Participant or any other person; or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information –including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals – concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board or the Chief Executive Officer of the Company.
(ii)    “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Participant’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Participant (A) by a third party without breach of any confidentiality obligation, or (B) prior to the Participant’s Employment as a result of the Participant’s prior experience related to the business of manufacturing and marketing food products; or (iii) required by law to be disclosed (including via subpoena); provided that the Participant shall give prompt written notice to the Company of such requirement of law, disclose no more information than is so required, and cooperate, at the Company’s cost, with any attempts by the Company to obtain a protective order or similar treatment.
(iii)    Except as required by law, the Participant will not disclose to anyone, other than the Participant’s immediate family and legal or financial advisors, the existence or contents of this Agreement (unless this Agreement shall be publicly available as a result of a regulatory filing made by the Company or its Affiliates) or otherwise is disclosed by the Company to any unaffiliated party that is not under a restriction of confidentiality at least as restrictive as this restriction upon the Participant; provided, that the Participant may disclose to any prospective future employer any of the termination notice provisions under any agreement between the Participant and the Company (or an Affiliate of the Company) and the provisions of this Section 6(b) provided they agree to maintain the confidentiality of such terms.
(iv)    Upon termination of the Participant’s Employment with the Company for any reason, the Participant shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Participant’s possession or control (including any of the foregoing stored or located in the Participant’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Participant may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information and his or her rolodex (or other physical or electronic address book); and (z) fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information not within the Participant’s possession or control of which the Participant is or becomes aware.
(c)    Repayment of Proceeds. If the Participant engages in Competitive Activity or breaches the confidentiality provisions of Section 6, or if the Company discovers after a termination of employment that grounds for Cause existed at the time thereof, then the Participant shall be required (in addition to any other remedy available (on a non-exclusive basis)) to pay to the Company, within ten business days following the first date on which the Participant engages in such Competitive Activity or first breaches such provisions (or in the case of a discovery of grounds for Cause, upon the Company’s request therefor), an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) the Participant received upon the sale or other disposition of, or distributions or dividends in respect of, the Performance Shares.
7.    No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Performance Shares evidenced hereby shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
8.    Transferability. The Participant may not assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Performance Shares or the Participant’s right under the Performance Shares to receive Shares, except other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary (if permitted by the Committee) shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
9.    Certificates. Certificates evidencing the Shares may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the later of (x) the vesting of Performance Shares pursuant to this Agreement, and (y) the expiration of any transfer restrictions set forth in this Agreement or otherwise applicable to the Performance Shares. As soon as practicable following such time, certificates for the Performance Shares shall be delivered to the Participant or to the Participant’s legal guardian or representative along with the stock powers relating thereto. No certificates shall be issued for fractional Performance Shares. Notwithstanding the foregoing, the Company may elect to recognize the Participant’s ownership through uncertificated book entry. To the extent required by the Company, the Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Performance Shares that have not previously vested. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
10.    Legend. To the extent applicable, all book entries (or certificates, if any) representing the Shares issued to the Participant as contemplated by Section 1 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause notations to be made next to the book entries (or a legend or legends put on certificates, if any) to make appropriate reference to such restrictions. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 8.
11.    Tax Withholding.
(a)    The Participant shall be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, from any Shares or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Shares, or other property) of any required withholding taxes in respect of the Shares, their grant or vesting or any payment or transfer with respect to the Shares at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.
(b)    Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may satisfy, in whole or in part, the foregoing withholding liability (i) by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or (ii) by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a fair market value not in excess of the statutory minimum withholding liability. The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Restricted Stock Award.
12.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13.    Successors in Interest. Any successor to the Company shall have the benefits of the Company under, and be entitled to enforce, this Agreement. Likewise, the

Participant’s legal representative shall have the benefits of Participant under, and be entitled to enforce, this Agreement. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.
14.    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By accepting this Agreement and the grant of the Performance Shares contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) the grant of Performance Shares is a one-time benefit that does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares; (c) all determinations with respect to future grants of Performance Shares, if any, including the grant date, the number of Shares granted and the applicable vesting terms, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of the Performance Shares is an extraordinary item of compensation that is outside the scope of the Participant’s employment contract, if any, and nothing can or must automatically be inferred from such employment contract or its consequences; (f) grants of Performance Shares are not part of normal or expected compensation for any purpose and are not to be used for calculating any severance, resignation, bonuses, pension or retirement benefits or similar payments, the Participant waives any claim on such basis, and, for the avoidance of doubt, the Performance Shares shall not constitute an “acquired right” under the applicable law of any jurisdiction; and (g) the future value of the underlying Shares is unknown and cannot be predicted with certainty. In addition, the Participant understands, acknowledges and agrees that the Participant will have no rights to compensation or damages related to Performance Share proceeds in consequence of the termination of the Participant’s Employment for any reason whatsoever and whether or not in breach of contract.
15.    Section 409A. This Agreement is intended to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the vesting of the Performance Shares contemplated hereunder.
16.    Electronic Acceptance; Agreement by the Participant; Forfeiture upon Failure to Accept. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. By accepting the Performance Shares (including through electronic means), the Participant agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. The Participant's rights under the Performance Shares will lapse ninety (90) days from the Date of Grant, and the Performance Shares will be forfeited on such date if the Participant shall not have accepted this Agreement by such date. For the avoidance of doubt, the

Participant's failure to accept this Agreement shall not affect the Participant’s continuing obligations under any other agreement between the Company and the Participant.
17.    Prior Agreements; Full Satisfaction.
(a)    This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, including the Restrictive Covenants, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided that if the Company or its Affiliates is a party to one or more agreements with the Participant related to the matters subject to Section 6 other than an agreement which is an “employment agreement” for the purposes of Section 6 hereof, such other agreements shall remain in full force and effect and continue in addition to this Agreement and nothing in this Agreement or incorporated by reference shall supersede or replace any other confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement entered into between the Participant and the Company (or any subsidiary or Affiliate) to the extent that such agreement is more protective of the business of the Company or any subsidiary or Affiliate), and provided, further, that to the extent a Participant is party to any agreement that would, by its terms, vary the terms of this Agreement (other than with respect to the matters subject to Section 6 hereof) or provide more favorable rights and remedies to the Participant, such terms will be deemed amended and shall not apply to the Performance Shares granted herein. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein.
(b)    This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the provisos in the first sentence of Section 18(a). The Performance Shares granted herein are in full satisfaction of any equity grants or long-term stock-based incentive awards set forth in any offer letter or description of the Participant’s terms of employment entered into by and between the Participant and the Company or provided to the Participant by the Company.
18.    Securities Laws; Cooperation. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Upon the vesting of any Restricted Shares, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.
19.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Treasurer and a copy to the General Counsel, each copy addressed to the principal Participant office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

20.    Governing Law. This Grant shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws. Any suit, action or proceeding with respect to this Agreement (or any provision incorporated by reference), or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the state of New York or the State of Delaware, and each of the Participant, the Company, and any transferees hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding, or judgment. Each of the Participant, the Company, and any transferees hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action, or proceeding arising out of or relating to this Agreement (or any provision incorporated by reference) brought in any court of competent jurisdiction in the state of Delaware, (b) any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.
21.    Shares Subject to Plan. The Participant acknowledges that the Participant has received and read a copy of the Plan. The Performance Shares granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
22.    Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the Participant. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.
23    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Date of Grant.

Participant:

Date of Grant: May 23, 2016

Target Number of Performance Shares Granted:

Maximum Number of Performance Shares Granted:

Performance Period: April 1, 2016 to March 31, 2019

/s/ Mark Clouse
Participant

Agreed and accepted:

PINNACLE FOODS INC.

/s/ Kelley Maggs
By: Kelley Maggs
Its: EVP – General Counsel

Schedule I
Vesting

1.	Performance Conditions.
(a)    Generally. The extent to which the Performance Conditions are satisfied and the number of Performance Shares which become vested shall be calculated with respect to the performance criteria set forth below. All determinations with respect to the performance criteria shall be made by the Committee in its sole discretion and the applicable performance targets shall not be achieved and the Performance Shares shall not vest until the Committee certifies that such performance targets have been met.
(b)    Total Shareholder Return Position. The total number of Performance Shares which become vested based on the Total Shareholder Return of the Company shall be equal to (x) the target number of Performance Shares multiplied by (y) the Achievement Percentage determined based on the applicable Total Shareholder Return Position for the Performance Period as follows:

Percentile Performance	Performance Characterization	Percentage of Target Award Vested
91st -100th Percentile	Top 10%	200%
76th - 90th Percentile	Upper Quartile	150%
61st -75th Percentile	Above Median	125%
41st -60th Percentile	Median	100%
26th -40th Percentile	Below Median	75%
11th -25th Percentile	Lower Quartile	50%
1st-10th Percentile	Bottom 10%	0%

(c)    The Committee shall determine (i) the Total Shareholder Return for the Company for the Performance Period and (ii) the Total Shareholder Return for each Peer Group Member for the Performance Period. The “Total Shareholder Return Position” for the Company for the Performance Period will then be determined by ranking each of the Company and each Peer Group Member from highest to lowest according to its Total Shareholder Return and then calculating the position (as a percentile) of the Company relative to Peer Group Members and the Company collectively.

2.	Termination of Employment.
(a)    If the Participant’s Employment with the Company and its Subsidiaries is terminated during the Performance Period (i) by the Company or any Subsidiary due to or during Participant’s Disability or due to Participant’s death, or (ii) for any reason other than for Cause at the time thereof, the maximum number of Performance Shares granted hereunder shall remain eligible to vest based on the Performance Conditions as of the last date of the Performance Period.
(b)    If the Participant’s Employment with the Company and its Subsidiaries shall be terminated for any reason after the Performance Period and before the Determination Date (other than a termination by the Company for Cause or by the Participant while grounds for Cause exist), then all Performance Shares shall remain outstanding and eligible to vest based on (and to the extent) the Committee’s determines that the Performance Conditions have been satisfied on the Determination Date.

3.	Effect of a Change in Control.
Within twelve (12) months following a Change in Control, in the event of a Participant’s termination other than for Cause prior to the completion of the Performance Period, the number of Performance Shares to vest will be calculated based on actual performance through the date of termination as determined by the Committee. To the extent the Committee determines that measurement of actual performance cannot be reasonably assessed, the Committee will use assumed achievement of target performance, prorated based on the time elapsed from the date of grant to the date of termination.

4.	Definitions.
For the purposes of this Schedule I:
(a)    “Achievement Percentage” means the “Percentage of Award Vested” specified with respect to the Percentile Performance for the performance criteria.
(b)    “Peer Group Members” means the companies identified by the Committee at the time this Agreement was approved (provided however, that in the event one Peer Group Member merges with or is acquired by another Peer Group Member only the surviving company will be considered a Peer Group Member, or if one Peer Group Member is acquired by a company who is not a Peer Group Member then such acquired company will cease to be a Peer Group Member for all purposes hereunder).
(c)    “Total Shareholder Return” of either the Company or a Peer Group Member means: (i) the 20 trading day average in March 2019 minus the 20 trading day average prior to the start of the Performance Period (the “Base Price”), divided by (ii) the Base Price. Total Shareholder Return shall be adjusted for stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the Company or the Peer Group Member, as applicable.